SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                  July 28, 1997
               (Date of Report - Date of earliest event reported)


                              AUTOTOTE CORPORATION
             (Exact name of registrant as specified in its charter)


       Delaware                        0-19914            81-0422894
(State or other jurisdiction    (Commission File Number)  (I.R.S. Employer
of incorporation of                                       Identification Number)
organization)


750 Lexington Avenue, 25th Fl., New York, New York             10022
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:
(212) 754-2233


                                Page 1 of 5 pages

                       The Exhibit Index Appears on Page 5



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ITEM 5.  OTHER EVENTS.

         a) Senior Notes Offering. On July 28, 1997, Autotote Corporation (the "Company") completed a private offering (the "Offering") under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), of $110 million aggregate principal amount of 10 7/8% Senior Notes due 2004 (the "Notes") with net proceeds to the Company of approximately $105.8 million. The Notes are guaranteed by substantially all of the Company's existing wholly owned United States subsidiaries (the "U.S. Subsidiaries"). The Indenture governing the Notes is attached hereto as Exhibit 1.

         The net proceeds to the Company from the Offering were used to repay approximately $93.6 million of indebtedness and accrued expenses under the Company's existing credit facility. In addition, approximately $4.2 million of the net proceeds were used to repurchase, at a discount, $5 million aggregate principal amount of the Company's 5 1/2% Convertible Subordinated Debentures due 2001, including accrued interest. The balance of the net proceeds will be used for general corporate purposes.

         The Notes have not been and will not be registered under the Securities Act. Under the terms of the Offering, the Company entered into a Registration Rights Agreement (attached hereto as Exhibit 2) pursuant to which it is required to file by August 27, 1997 a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the Notes for notes of the Company with substantially identical terms to the Notes in all material respects, except with respect to the transfer restrictions.

         b) Credit Facility. In connection with the Offering, the Company entered into a new 3.5 year revolving credit facility (the "Credit Agreement," attached hereto as Exhibit 3) which, subject to certain terms and conditions, provides for borrowings of up to $25.0 million, with a $15.0 million sublimit for letters of credit. The Credit Agreement requires mandatory commitment reductions upon the occurrence of certain events, including asset sales and the incurrence of certain indebtedness, in each case, in excess of specified thresholds. In addition the Company may make optional prepayments and commitment reductions. Proceeds from the Credit Agreement will be used for general corporate and working capital purposes of the Company and its subsidiaries. Borrowings under the Credit Agreement will bear interest at a floating rate plus an applicable margin depending upon the Company's performance. Obligations under the Credit Agreement are jointly and severally guaranteed by substantially all of the Company's U.S. Subsidiaries. In addition, the Credit Agreement is secured by (i) first priority security interests in substantially all tangible and intangible assets of the Company and its U.S. Subsidiaries, and (ii) a first priority lien on all of the capital stock of the Company's U.S. Subsidiaries and on 65% of the capital stock of the Company's subsidiaries other than U.S.
Subsidiaries. The Credit Agreement will mature in February 2001. The Credit Agreement contain certain covenants and events of default customary for credit facilities of this type.


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                  The foregoing  descriptions of the Notes,  the Indenture,  the
Registration Rights Agreement and the Credit Agreement are qualified in their entirety by reference to the complete copies thereof filed as exhbits to this Current Report on Form 8-K.


ITEM 7.  (C) EXHIBITS:

                  Included as part of this Form 8-K are the exhibits listed on the Exhibit Index appearing on page 5.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  August 11, 1997

                                                 AUTOTOTE CORPORATION


                                                 By: /s/ Martin E. Schloss
                                                    ---------------------------
                                                    Martin E. Schloss
                                                    Vice President, General
                                                       Counsel and Secretary



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                                  EXHIBIT INDEX




Exhibit
Number                              Description                            Page

1. Indenture dated as of July 28, 1997 among the Company, certain of the Company's subsidiaries and IBJ Schroder Bank & Trust Company, as trustee, with respect to the 10 7/8% Senior Notes Due 2004.

2. Registration Rights Agreement dated as of July 28, 1997 among the Company, certain of the Company's subsidiaries, and Donaldson, Lufkin & Jenrette Securities Corporation.

3. Credit Agreement dated as of July 28, 1997 by and among the Company, certain of the Company's subsidiaries and DLJ
           Capital Funding, Inc.


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